PURCHASE AGREEMENT

         This Purchase Agreement (this "Agreement") is made and entered into as of this 31st day of May, 2002, (the "Effective Date") by and between Prime Medical Manufacturing, LLC, a Delaware limited liability company ("Purchaser"), Lawrence J. Sodomire, an individual ("Sodomire"), and Robert W. Bachman, an individual ("Bachman"), (together with Sodomire, the "Sellers"), and Prime Medical Services, Inc., a Delaware corporation ("Prime").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         For and in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1.    Sale of Membership Interests.

         1.1 Membership Interests. Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties of Prime, each of the Sellers hereby sells to Purchaser, as of the Effective Date: (i) all right, title and interest in or to any membership interest of AK Associates, L.L.C., a Texas limited liability company (the "Company"), that is owned (directly or indirectly) by such Seller, and (ii) any right, contingent or otherwise, of such Seller to receive (either now or in the future) any additional membership interest of the Company (collectively, the interest described in clauses (i) and (ii) of this Section are hereinafter referred to as the "Membership Interests").

         1.2 Purchase Price. The price for the Membership Interests (the "Purchase Price") shall be tendered by Prime and Purchaser on the execution and delivery of this Agreement and consummation of the purchase and sale pursuant to
Section 1.1 (the "Closing"), and shall be comprised of and distributed as follows: (i) One Million Eight Hundred Fifty Thousand Dollars ($1,850,000) in cash or immediately available funds distributed one-half to each Seller upon the Closing and (ii) two stock certificates, each representing, in aggregate, 364,075 shares of Prime's common stock, $0.01 par value (the "Prime Stock"), issued one to Bachman and one to Sodomire and tendered by Prime to Bachman and Sodomire within three business days of the Closing. The Sellers each hereby agree and acknowledge that neither Purchaser nor Prime shall have any other liability or obligation to ensure any division among the Sellers of proceeds delivered hereunder.

         Section 2. Representations and Warranties of Sellers. The Sellers, jointly and severally, hereby represent and warrant to Purchaser and Prime that:

         2.1 Authority. Bachman and Sodomire have all requisite power and authority, to execute, deliver and perform this Agreement and any other documents, instruments and transactions contemplated by this Agreement (collectively, the "Documents"). This Agreement and the Documents have been and will be duly and validly executed and delivered by the Sellers and this Agreement and the Documents constitute valid and binding agreements of each of the Sellers, enforceable against each Seller in accordance with their terms, except to the extent such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

         2.2 Ownership of the Membership Interests. To the actual knowledge of each Seller, without due inquiry, the Membership Interests (together with all membership interests of the Company held directly or indirectly by Prime) constitute all of the membership interests of the Company, and there does not exist any securities, warrants, options, or other rights that are exchangeable or exercisable for, or convertible into, any membership interests of the Company. Upon consummation of the transactions contemplated by this Agreement, the Sellers shall not, directly or indirectly, own any Membership Interests. Further, transfer of Membership Interests hereunder to Purchaser shall be made free and clear of any and all liens, claims and encumbrances.

         2.3 Financial Statements. The unaudited balance sheet and income statement of the Company as of, and for the three month period ended, March 31, 2002 (the "Financial Statements") are attached hereto as Exhibit A. To the actual knowledge of each Seller, without due inquiry, the Financial Statements fairly present the financial position and results of operations of the Company in all material respects as of, and for the three-month period ended, March 31, 2002. Except for liabilities disclosed in Schedule 2.3, liabilities incurred in the ordinary course of business consistent with past practices, or liabilities fully reflected by amount in the March 31, 2002 Financial Statements (including any notes thereto), no Seller has any actual knowledge without due inquiry of any claims, debts, liabilities, or obligations, whether known or unknown, absolute, contingent or otherwise that have, or could reasonably be expected to have, a material adverse effect on the Company or the Company's business, assets or prospects taken as a whole (including, but not limited to, federal, state, or local taxes for which any Seller has received verbal or written notice thereof, and any liabilities arising from any pending or threatened litigation or civil, criminal or regulatory proceeding involving or related to the Company, its assets or business). To each Seller's actual knowledge without due inquiry, except as set forth in Schedule 2.3 hereto, since March 31, 2002 there has been no adverse change in the business, assets or prospects of the Company.

         2.4 Conduct of Business; Certain Actions. Except as set forth on
Schedule 2.4 attached hereto, since March 31, 2002, to the actual knowledge without due inquiry of the Sellers, the Company has conducted its business and operations of the business in the ordinary course of business and consistent with its past practices and has not (a) engaged in any action requiring consent of the managers under either the Texas Limited Liability Company Act or the Company's Regulations, (b) purchased or retired any indebtedness, or purchased, retired, or redeemed any ownership interest from, any manager, member, officer, employee or affiliate of the Company, or engaged in any other transaction that involves or requires distributions of money or other assets from the Company to any manager, member, officer, employee or affiliate of the Company if such other transaction is not done in the ordinary course of business or is not consistent with past practices of the Company, (c) increased the compensation of any managers, members, officers, employees, agents, contractors, vendors or other parties, except for increases made in the ordinary course of business and consistent with the past practices of the Company, (d) made or committed to make any capital expenditures, or incurred or committed to incur any debt or obligation, exceeding $10,000 individually or $25,000 in the aggregate, except in the ordinary course of business consistent with past practices, (e) except in the ordinary course of business consistent with past practices, sold any asset (or any group of related assets) in any transaction (or series of related transactions) in which the purchase price or book value for such asset (or group of related assets) exceeded $10,000, (f) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business consistent with past practices, (g) made or guaranteed any loans or advances to any party whatsoever, (h) suffered or permitted any lien, security interest, claim, charge, or other encumbrance to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible, (i) canceled, waived, or released any of its debts, rights, or claims against third parties other than settlement of accounts recorded in the ordinary course of business to the extent such accounts are satisfied in accordance with their original terms,
(j) made or paid any severance or termination payment to any manager, member, officer, employee, agent, contractor, vendor or consultant, (k) made any change in its method of accounting, (l) made any investment or commitment therefor in any person, business, corporation, association, partnership, limited liability company, joint venture, trust, or other entity, (m) made, entered into, amended, or terminated any written employment contract, created, made, amended, or terminated any bonus, stock option, pension, retirement, profit sharing, or other employee benefit plan or arrangement, or withdrawn from any "multi-employer plan" (as defined in the Internal Revenue Code of 1986, as amended (the "Code")) so as to create any liability under ERISA to any person or entity, (n) amended, terminated or experienced a termination of any material contract, material agreement, material lease, material franchise, or material license to which it is a party, (o) made any distributions, in cash or in kind, to its members, or to any person or entity related to or affiliated therewith, in any capacity, except such distributions as are made in the ordinary course of the Company's business consistent with past practices, (p) entered into any contract, commitment, agreement, or understanding to do any acts described in the foregoing clauses (a)-(o) of this Section, (q) suffered any material damage, destruction, or loss (whether or not covered by insurance) to any assets, (r) experienced any strike, slowdown, or demand for recognition by a labor organization by or with respect to any of its employees, or (s) experienced or effected any shutdown, slow-down, or cessation of any operations conducted by, or constituting part of, it.

         2.5 Investment Representations.  Each Seller:

             (a) Is an "accredited investor," and has not retained or consulted with any "purchaser representative," as such terms are defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), in connection with its execution of this Agreement and the Documents and the consummation of the transactions contemplated hereby and thereby;

             (b) Has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Prime Stock;

             (c) Will acquire any Prime Stock for its own account for investment and not with the view toward resale or redistribution in a manner which would require registration under the Securities Act, the Texas Securities Act, as amended, or the securities laws of any other state, and no Seller has any reason to anticipate any change in its respective circumstances or other particular occasion or event which would cause such Seller to sell its Prime Stock, or any part thereof or interest therein, and such Seller has no present intention of dividing the Prime Stock with others or reselling or otherwise disposing of the Prime Stock or any part thereof or interest therein either currently or after the passage of a fixed or determinable amount of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance;

             (d) In connection with entering into this Agreement and the other Documents, and in making the investment decisions associated therewith, has neither received nor relied on any representations or warranties from Purchaser, Prime, or the officers, directors, shareholders, employees, partners, managers, members, agents, consultants, personnel or similarly related parties of any of the foregoing, other than those representations and warranties expressly set forth in this Agreement;

             (e) Is able to bear the economic risk of an investment in the Prime Stock and has sufficient net worth to sustain a loss of its entire investment without material economic hardship if such a loss should occur; and

             (f) Acknowledges that the Prime Stock has not been registered under the Securities Act, or the securities laws of any of the states of the United States, that an investment in the Prime Stock involves a high degree of risk, and that the Prime Stock may be or become an illiquid investment.

         2.6 Restricted Securities. The Sellers understand that the Prime Stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Prime Stock or an available exemption from registration under the Securities Act, the Prime Stock must be held indefinitely.

         Section 3. Representations of Prime. Prime represents and warrants to the Sellers as follows:

         3.1 Authority. Each of Prime and Purchaser has full legal capacity to enter into and perform this Agreement and the other Documents to which it is a party, and this Agreement and such other Documents have been duly executed and delivered by it. This Agreement and the other Documents constitute valid and binding obligations of each of Prime and Purchaser, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

         3.2 Organization and Standing. Each of Prime and Purchaser is validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Prime and Purchaser is duly qualified or registered as a foreign corporation to transact business under the laws of, and in each jurisdiction where, the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect. For the purposes of this Section 3, "Material Adverse Effect" shall mean an effect on the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business, or prospects which effect, in the aggregate, could reasonably be expected to be materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business, or prospects of Prime, taken as a whole.

         3.3 Governmental Approvals. No consent from or with any governmental authority on the part of Prime or Purchaser is required in connection with the execution or delivery by Prime or Purchaser of this Agreement or the consummation by Prime or Purchaser of the transactions contemplated hereby other than (i) filings with the Securities and Exchange Commission (the "SEC"), state securities laws administrators and the National Association of Securities Dealers, (ii) consents from or with governmental authorities, (iii) filings under the HSR Act, and (iv) those consents that, if they were not obtained or made, do not or would not reasonably be expected to have a Material Adverse Effect.

         3.4 Ownership of the Company. Other than membership interests owned, directly or indirectly, by Prime and Sellers, neither Prime nor Purchaser has actual knowledge, without due inquiry, of the existence of any membership interests of the Company or any securities, warrants, options, or other rights that are exchangeable or exercisable for, or convertible into, any membership interests of the Company.

         3.5 Financial Statements. To the actual knowledge of Prime, without due inquiry, the Financial Statements fairly present the financial position and results of operations of the Company in all material respects as of, and for the three-month period ended, March 31, 2002. Except for liabilities disclosed in
Schedule 2.3, liabilities incurred in the ordinary course of business consistent with past practices, or liabilities fully reflected by amount in the March 31, 2002 Financial Statements (including any notes thereto), Prime does not have any actual knowledge without due inquiry of any claims, debts, liabilities, or obligations, whether known or unknown, absolute, contingent or otherwise that have, or could reasonably be expected to have, a material adverse effect on the Company or the Company's business, assets or prospects taken as a whole (including, but not limited to, federal, state, or local taxes for which Prime has received verbal or written notice thereof, and any liabilities arising from any pending or threatened litigation or civil, criminal or regulatory proceeding involving or related to the Company, its assets or business). To Prime's actual knowledge without due inquiry, except as set forth in Schedule 2.3 hereto, since March 31, 2002 there has been no adverse change in the business, assets or prospects of the Company.

         3.6 Conduct of Business; Certain Actions. Except as set forth on
Schedule 2.4 attached hereto, since March 31, 2002, to the actual knowledge without due inquiry of Prime, the Company has conducted its business and operations of the business in the ordinary course of business and consistent with its past practices and has not (a) engaged in any action requiring consent of the managers under either the Texas Limited Liability Company Act or the Company's Regulations, (b) purchased or retired any indebtedness, or purchased, retired, or redeemed any ownership interest from, any manager, member, officer, employee or affiliate of the Company, or engaged in any other transaction that involves or requires distributions of money or other assets from the Company to any manager, member, officer, employee or affiliate of the Company if such other transaction is not done in the ordinary course of business or is not consistent with past practices of the Company, (c) increased the compensation of any managers, members, officers, employees, agents, contractors, vendors or other parties, except for increases made in the ordinary course of business and consistent with the past practices of the Company, (d) made or committed to make any capital expenditures, or incurred or committed to incur any debt or obligation, exceeding $10,000 individually or $25,000 in the aggregate, except in the ordinary course of business consistent with past practices, (e) except in the ordinary course of business consistent with past practices, sold any asset (or any group of related assets) in any transaction (or series of related transactions) in which the purchase price or book value for such asset (or group of related assets) exceeded $10,000, (f) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business consistent with past practices, (g) made or guaranteed any loans or advances to any party whatsoever, (h) suffered or permitted any lien, security interest, claim, charge, or other encumbrance to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible, (i) canceled, waived, or released any of its debts, rights, or claims against third parties other than settlement of accounts recorded in the ordinary course of business to the extent such accounts are satisfied in accordance with their original terms,
(j) made or paid any severance or termination payment to any manager, member, officer, employee, agent, contractor, vendor or consultant, (k) made any change in its method of accounting, (l) made any investment or commitment therefor in any person, business, corporation, association, partnership, limited liability company, joint venture, trust, or other entity, (m) made, entered into, amended, or terminated any written employment contract, created, made, amended, or terminated any bonus, stock option, pension, retirement, profit sharing, or other employee benefit plan or arrangement, or withdrawn from any "multi-employer plan" (as defined in the Internal Revenue Code of 1986, as amended (the "Code")) so as to create any liability under ERISA to any person or entity, (n) amended, terminated or experienced a termination of any material contract, material agreement, material lease, material franchise, or material license to which it is a party, (o) made any distributions, in cash or in kind, to its members, or to any person or entity related to or affiliated therewith, in any capacity, except such distributions as are made in the ordinary course of the Company's business consistent with past practices, (p) entered into any contract, commitment, agreement, or understanding to do any acts described in the foregoing clauses (a)-(o) of this Section, (q) suffered any material damage, destruction, or loss (whether or not covered by insurance) to any assets, (r) experienced any strike, slowdown, or demand for recognition by a labor organization by or with respect to any of its employees, or (s) experienced or effected any shutdown, slow-down, or cessation of any operations conducted by, or constituting part of, it.

         3.7 No Knowledge of Breach. Prime does not have any actual knowledge, without due inquiry, of any facts or circumstances which, if known by the Sellers, would constitute a breach by the Sellers of their representations and warranties given under Section 2.2, Section 2.3 and Section 2.4.

         Section 4.    Covenants.

         4.1 Deliveries at Closing.

             (a) Bachman shall deliver to Purchaser an executed employment agreement in substantially the form attached hereto as Exhibit B.

             (b) Sodomire shall deliver to Purchaser an executed employment agreement in substantially the form attached hereto as Exhibit C.

             (c) The Sellers shall execute and deliver to Purchaser an amendment to the Regulations of the Company in substantially the form attached hereto as Exhibit D.

             (d) Purchaser shall deliver to the Sellers One Million Eight Hundred Fifty Thousand Dollars ($1,850,000).

         4.2 Put Option. Each of Bachman and Sodomire shall have a one-time option to require that Prime repurchase all or any portion of the Prime Stock distributed to him pursuant to Section 1.2 for a one time payment equal to the number of shares being repurchased multiplied by $7.05 per share (the "Put Option"), payable in cash or other immediately available funds within ten business days of the date that notice of exercise is received by Prime . In order to exercise the Put Option, the Sellers must (i) deliver to Prime an irrevocable written notice prior to July 31, 2002 and (ii) upon tender by Prime of the purchase price, deliver to Prime any and all certificates representing the repurchased Prime Stock and all such other documents or transfer instruments that Prime may reasonably require. Each of Bachman and Sodomire acknowledges and agrees that his option under this Section may only be exercised one time, may not be divided or assigned, and may not be exercised with respect to shares of Prime Stock he receives from the other of Bachman or Sodomire.

         4.3 Transfer Restrictions; Legend Certificates.

             (a) No Seller shall transfer any Prime Stock (or interest therein) for a period of one (1) year following the Effective Date, and shall not thereafter transfer any Prime Stock if such transfer would constitute a violation of any federal or state securities or "blue sky" laws. Any attempt to transfer any Prime Stock (or interest therein) not in accordance with this Section shall be null and void and neither Prime nor any transfer agent of such Prime Stock shall transfer upon the books of Prime any Prime Stock to any person unless such transfer or attempted transfer is permitted by this Section. Each Seller acknowledges that it has been advised of the promulgation of Rule 144 by the Securities and Exchange Commission (the "Commission") under the Securities Act which permits only limited resales of securities purchased in private placements subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the issuer, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being through a broker in a "broker's transaction," and the number of shares being sold during any period not exceeding specified limitations. Each Seller acknowledges and understands that (1) Prime may not at a given time in the future be satisfying the current public information requirement of Rule 144 even if the one year minimum holding period has been satisfied; and (2) although Rule 144 is not the exclusive means provided for the sale of the Prime Stock, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell securities received in a private placement other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available. Each Seller further agrees that Prime may condition any transfer of the Prime Stock out of such Seller's name only when any request for transfer is accompanied by an opinion of counsel acceptable in form and substance to Prime's counsel to the effect that the proposed transfer results in no violation of the Securities Act, or any other applicable securities laws. Each Seller agrees that a legend to this effect shall be placed upon each certificate representing the Prime Stock. Prime agrees to reasonably cooperate promptly without delay in providing any information or documentation that it needs to provide to a Seller (including, without limitation, the necessary form of legal opinion) to enable that Seller to sell its Prime Stock pursuant to a transaction otherwise permissible under Rule 144. Prime agrees that its cooperation pursuant to the immediately preceding sentence shall be at its sole cost and expense as long as the requested activities undertaken are consistent with those customarily undertaken by other issuers in similar circumstances.

             (b) Each stock certificate representing Prime Stock shall be imprinted with legends substantially in the following form:

             The shares this certificate represents have not been registered under the Securities Act. Such shares have been acquired for investment purposes and may not be offered for sale, sold, delivered after sale, transferred, pledged, or hypothecated in the absence of an effective Registration Statement filed by the issuer with the Securities and Exchange Commission covering such shares under the Securities Act or an opinion of counsel satisfactory to the issuer that such registration is not required.

         4.4 Piggyback Registration Rights.

             (a) Definitions. As used in this Section:

                 (i) "Prime Insiders" shall mean any director, officer, employee, affiliate, agent or shareholder of Prime, individually and collectively.

                 (ii) "Registrable Shares" shall mean and includes (a) the shares of Prime's common stock held by a Seller that are received by such Seller pursuant to Section 1.2 and (b) any shares of Prime's common stock that are issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (a) above; provided, however, that shares of Prime's common stock which are Registrable Shares shall cease to be Registrable Shares upon (x) such time as the shares may be sold pursuant to a registration statement under the Securities Act, the exemption from registration provided by Section 4(1) of the Securities Act or the safe harbor set forth in Rule 144 under the Securities Act, (y) otherwise Registrable Shares which respect to which a Seller has failed to request inclusion in a registration upon receiving the written notice required of Prime pursuant to subsection (b) below, or (z) the exercise of any Put Option by a Seller with respect to all otherwise Registrable Shares held by such Seller.

             (b) Grant of Rights. If at any time (but without any obligation under this Section to do so) Prime shall determine to register any shares of its common stock under the Securities Act for the account of a person other than Prime (including, without limitation, a registration for the account of any shareholder or affiliate of Prime, even if the registration also includes shares to be registered for Prime's own account in the respective registration), other than on Form S-8 or its then equivalent relating to shares of Prime's common stock issuable in connection with a stock option or other employee benefit plans, Form S-4 or its then equivalent relating to shares of Prime's common stock to be issued solely in connection with any acquisition of any entity or business, any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares (as hereinafter defined), or a registration in which the only Prime common stock being registered is Prime common stock issuable upon conversion of debt securities that are also being registered, then Prime shall send to each Seller written notice of such determination and, if within 20 days after mailing such notice in accordance with this Agreement, such Seller shall so request in writing, Prime shall use all reasonable efforts to include in such registration statement all or any part of a Seller's Registrable Shares which the Seller requests to be registered, except that if, in the reasonable opinion of an underwriter a limit should be imposed on the number of shares of Prime's common stock which may be included in the registration statement, then Prime shall be obligated to include in such registration statement only such portion of such Registrable Shares as is possible in light of such limitation and without reduction in the number of shares of Prime's common stock being registered for (a) the account of any person who is not a Prime Insider and
(b) for Prime's own account. Subject to the preceding sentence, any exclusion of Registrable Shares shall be made pro rata as to the Registrable Shares the Sellers wish to include and the shares to be included for Prime Insiders, based upon the number of shares that were otherwise to have been included by the Sellers and Prime Insiders. Prime shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not any Seller has elected to include Registrable Shares in such registration. The expenses of such withdrawn registration shall be borne by Prime.

             (c) Expenses. In the case of each registration effected under this Section, Prime shall bear all reasonable costs and expenses of such registration on behalf of the Sellers that elect to include Registrable Shares in the registration, including Prime's printing, legal and accounting fees and expenses, SEC and NASD filing fees and "blue sky" fees and expenses; provided, however, that Prime shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Registrable Shares being offered and sold by the Sellers, or the fees and expenses of any counsel independently retained by the Sellers.

         4.5 Additional Distributions. Prime agrees to cause the Company to pay to each Seller an amount of cash necessary for such Seller satisfy any individual federal tax obligations of such Seller that arose as a result of such Seller's direct ownership of an interest in the Company from January 1, 2001 until May 31, 2002, but only to the extent that those tax obligations of such Seller (independent of the other Seller) exceed $738,750. Purchaser shall pay any amounts required under this Section within three business days following receipt from the Seller of a reasonable calculation of the amounts owed which must be based on the Form K-1 covering the period in question. The Purchaser and the Sellers hereby agree that any payment pursuant to this Section 4.5 is additional Purchase Price and each of them agrees to report such amount consistently therewith. Furthermore, for the period commencing January 1, 2002 and ending on the Closing Date, the items of income, gain, deduction or loss the Company allocated to the Sellers shall be determined based on the closing of the books method pursuant to Code ss. 706(c)(2)(A) and Treasury Regulation ss. 1.706-1(c)(2)(ii).

             Section 5.Indemnification.

         5.1 Survival. The representations, warranties, covenants and other agreements of the parties contained herein, or in any signed writing delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely, except for the representations and warranties set forth in Section 2.3, Section 2.4, Section 3.5, Section 3.6 and (except insofar as it relates to
Section 2.2) Section 3.7 which shall only survive for a period of eighteen (18) months following the Closing.

         5.2 Indemnification by the Sellers. The Sellers, jointly and severally, shall indemnify the Company, Prime, Purchaser and their respective affiliates, and their respective partners, principals, officers, directors, managers, members, employees, independent contractors, agents, representatives, and other similarly situated parties in their capacities as such, and the successors, heirs and personal representatives of any of them (collectively, "Prime Indemnified Parties"), against and hold them harmless from any and all damage, claim, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses) (collectively, "Damages") incurred or suffered by any Prime Indemnified Party arising out of or relating to any breach of any representation, warranty, covenant or other agreement of any Seller contained herein; but, the maximum aggregate amount of liability of either Bachman or Sodomire pursuant to this Section shall be $2,000,000. In addition, no claim can be asserted against any Seller under this Section unless and until the aggregate of all claims exceeds $160,000, at which time the full amount of all present and subsequent claims can be brought (including the first $160,000). Prime and Purchaser agree that this Section shall provide their sole recourse with respect to any breach of any representation, warranty, covenant or other agreement of Seller contained in this Agreement.

         5.3 Indemnification by Purchaser. Purchaser shall indemnify the Sellers and their affiliates, and their respective partners, principals, officers, directors, employees, independent contractors, agents, representatives and other similarly situated parties, in their capacities as such, and the successors, heirs and personal representatives of any of them (collectively, the "Seller Indemnified Parties") against and hold them harmless from any and all Damages incurred or suffered by any Seller Indemnified Party arising out of or relating to any breach of any representation, warranty, covenant or other agreement of Purchaser contained herein; but, the maximum aggregate amount of liability of Purchaser and Prime pursuant to this Section shall be $4,000,000 minus 80% of the aggregate of all amounts paid by or on behalf of Purchaser to the Sellers pursuant to Section 4.2. The Sellers agree that this Section shall provide their sole recourse with respect to any breach of any representation, warranty, covenant or other agreement of Prime or Purchaser contained in this Agreement.

         5.4 Indemnification; Notice and Settlements. A party seeking indemnification pursuant to Sections 5.2 or 5.3 (an "Indemnified Party") with respect to a claim, action or proceeding by a person who is not a Prime Indemnified Party or a Seller Indemnified Party shall give prompt written notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder; provided that the failure to give such notice shall not affect the Indemnified Party's rights to indemnification hereunder, unless such failure shall prejudice in any material respect the Indemnifying Party's ability to defend such claim, action or proceeding. The Indemnifying Party shall have the right to assume the defense of any such action or proceeding at its expense, with counsel approved by the Indemnified Party (which approval will not be unreasonably withheld or delayed). If the Indemnifying Party shall elect not to assume the defense of any such action or proceeding, or fails to make such an election within 20 days after it receives such notice pursuant to the first sentence of this Section, the Indemnified Party may assume such defense at the expense of the Indemnifying Party. The Indemnified Party shall have the right to participate in (but not control) the defense of an action or proceeding defended by the Indemnifying Party hereunder and to retain its own counsel in connection with such action or proceeding, but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed in writing to the retention of such counsel or (ii) the named parties in any such action or proceeding (including impleaded parties) include the Indemnifying Party and the Indemnified Party, and representation of the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict (in which case the Indemnifying Party shall not be permitted to assume the defense of such claim, action or proceeding); provided that, unless otherwise agreed by the Indemnifying Party, if the Indemnifying Party is obligated to pay the fees and expenses of such counsel, the Indemnifying Party shall be obligated to pay only the fees and expenses associated with one attorney or law firm (plus local counsel as required), as applicable, for the Indemnified Party. An Indemnifying Party shall not be liable under Section 5.2 or 5.3 for any settlement effected without its written consent, which consent will not be unreasonably withheld, of any claim, action or proceeding in respect of which indemnity may be sought hereunder.

             Section 6.Miscellaneous.

         6.1 Guaranty of Prime. Prime hereby unconditionally and irrevocably guarantees all of the obligations of Purchaser hereunder and under each of the Documents. Without limiting the foregoing, Prime agrees that if Purchaser shall default in any obligation to pay to the Sellers any amount then due and payable by Purchaser to the Sellers under this Agreement, Prime shall immediately pay such amount to the Sellers. Prime hereby agrees not to require any Seller to proceed against Purchaser or any other person or to pursue any other remedy before proceeding against Prime under this guaranty.

         6.2 Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the permitted respective successors, assigns, heirs, executors and administrators of the parties hereto.

         6.3 WAIVER OF JURY TRIAL. ANY MATTER IN DISPUTE BETWEEN THE PARTIES SHALL BE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A JUDGE ALONE. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE BETWEEN THE PARTIES HERETO.

         6.4 Entire Agreement. This Agreement, including all schedules and exhibits hereto, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matters.

         6.5 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by telecopy shall be considered for all purposes to be the same as original signatures.

         6.6 Severability. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable.

         6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of laws pertaining to conflicts of laws.

         6.8 Further Assurances. Each party of this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary to appropriately carry out the intent and purposes of this Agreement and the other Documents and to consummate the transactions contemplated. Each party will use its good faith efforts to carry out and comply with the provisions of this Agreement.

         6.9 Construction. The parties agree that references to "Prime's knowledge" or words of similar import shall mean only those facts or circumstances which are within the actual knowledge of the managers or executive officers of Prime or Purchaser.

                            [Signature page follows.]

                                 SIGNATURE PAGE
                                       TO
                               PURCHASE AGREEMENT

         IN WITNESS WHEREOF, Bachman, Sodomire, Prime, and Purchaser have executed this Purchase Agreement as of the day and year first above written.


                      BACHMAN:


                      ----------------------------------------------------------
                      Robert W. Bachman


                      SODOMIRE:


                      ----------------------------------------------------------
                      Lawrence J. Sodomire



                      PURCHASER

                      PRIME MEDICAL MANUFACTURING, LLC

                      By:
                         -------------------------------------------------------
                         John Barnidge, Senior Vice President, Chief
                         Financial Officer and Secretary



                      PRIME:

                      PRIME MEDICAL SERVICES, INC.

                      By:
                         -------------------------------------------------------
                         John Barnidge, Senior Vice President, Chief
                         Financial Officer and Secretary

                                    EXHIBIT A

                              FINANCIAL STATEMENTS

                                    EXHIBIT B

                          BACHMAN EMPLOYMENT AGREEMENT

                                    EXHIBIT C

                          SODOMIRE EMPLOYMENT AGREEMENT

                                    EXHIBIT D

                            AMENDMENT TO REGULATIONS